Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

IN RE: OWENS CORNING, et al., Debtors.[1]	) ) ) ) ) ) ) )	Chapter 11 Case No. 00-03837 (JKF) Jointly Administered Related to D.I.

ORDER CONFIRMING THE SIXTH AMENDED JOINT

PLAN OF REORGANIZATION FOR OWENS CORNING AND ITS AFFILIATED

DEBTORS AND DEBTORS-IN-POSSESSION (AS MODIFIED)

[1]	The Debtors are: (1) Owens Corning; (2) CDC Corporation; (3) Engineered Yarns America, Inc.; (4) Falcon Foam Corporation; (5) Integrex; (6) Fibreboard Corporation; (7) Exterior Systems, Inc.; (8) Integrex Ventures LLC; (9) Integrex Professional Services LLC; (10) Integrex Supply Chain Solutions LLC; (11) Integrex Testing Systems LLC; (12) HOMEXPERTS LLC; (13) Jefferson Holdings, Inc.; (14) Owens-Corning Fiberglas Technology Inc.; (15) Owens Corning HT, Inc.; (16) Owens-Corning Overseas Holdings, Inc.; (17) Owens Corning Remodeling Systems, LLC; and (18) Soltech, Inc.

	E.	APPROVAL OF EXIT FACILITY AND SENIOR NOTES ISSUANCE		25

	F.	CREATION OF ASBESTOS PERSONAL INJURY TRUST		25

	G.	TRANSFERS OF PROPERTY TO AND ASSUMPTION OF CERTAIN LIABILITIES BY THE ASBESTOS PERSONAL INJURY TRUST		26

		1.	Transfer of Books and Records to the Asbestos Personal Injury Trust	26

		2.	Funding the Asbestos Personal Injury Trust	27

		3.	Transfer of the OC Asbestos Personal Injury Liability Insurance Assets and the Existing Fibreboard Insurance Settlement Trust Assets	27

		4.	Assumption of Certain Liabilities by the Asbestos Personal Injury Trust	28

		5.	Indemnification by the Asbestos Personal Injury Trust	29

		6.	Appointment of Asbestos Personal Injury Trustees	30

		7.	Appointment of TAC Members	30

		8.	Appointment of Future Claimants’ Representative	30

	H.	RELEASE OF LIENS		30

	I.	EXEMPTIONS FROM TAXATION		31

	J.	EXEMPTIONS FROM SECURITIES LAWS		31

	K.	DISTRIBUTION RECORD DATE		32

	L.	DELIVERY OF DOCUMENTS		33

	M.	CANCELLATION OF NOTES		33

V.	RELEASES AND EXCULPATION PROVISIONS			34

VI.	DISCHARGE AND INJUNCTIONS			37

	A.	DISCHARGE OF CLAIMS		37

	B.	INJUNCTIONS		39

		1.	Issuance of the Asbestos Personal Injury Permanent Channeling Injunction	39

		2.	Protected Parties Under the Asbestos Permanent Channeling Injunction	41

	3.	General Injunctions Related to Discharge or Releases Granted Pursuant to the Plan		45

VII.	ISSUES RELATED TO PLAN AND OBJECTIONS TO CONFIRMATION			48

	A.	RESOLUTION OF ISSUES RELATED TO PLAN		48

		1.	Reinstatement of Claim by Central States	48

		2.	Payment of DIP Facility Claims	49

		3.	Stipulation with WCI Communities, Inc.	49

		4.	Allowance of Interests	50

		5.	Post-Petition Interest for Certain Disputed Claims	50

	B.	RESOLUTION OF CERTAIN OBJECTIONS TO CONFIRMATION		51

		1.	Zurich International (Bermuda) Ltd	51

		2.	Pacific Employers Insurance Company	52

		3.	Ohio Environmental Protection Agency	53

		4.	Secretary of the United States Department of Labor	53

		5.	Various Taxing Authorities (Ennis ISD, et al.; County of Comal, et al.; Pinal County; and Dallas County, et al.)	54

		6.	Texas Comptroller of Public Accounts	54

		7.	Internal Revenue Service	55

		8.	Kensington and Springfield	56

	C.	OVERRULING OF CERTAIN OBJECTIONS TO CONFIRMATION		56

VIII.	COMMITTEES AND FUTURE CLAIMANTS’ REPRESENTATIVE			56

IX.	RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT AND THE DISTRICT COURT			57

	A.	RETENTION OF EXCLUSIVE JURISDICTION BY THE BANKRUPTCY COURT AND THE DISTRICT COURT		57

	B.	CONTINUED REFERENCE TO THE BANKRUPTCY COURT		58

X.	NOTICE OF ENTRY OF CONFIRMATION ORDER			58

XI.	REPORT AND RECOMMENDATION TO THE DISTRICT COURT			59

TABLE OF EXHIBITS

Exhibit	Exhibit Name

A	Plan

B	Confirmation Notice

C	Confirmation Notice — Publication Version

INTRODUCTION

WHEREAS, Owens Corning, CDC Corporation, Engineered Yarns America, Inc., Falcon Foam Corporation, Integrex, Fibreboard Corporation, Exterior Systems, Inc., Integrex Ventures LLC, Integrex Professional Services LLC, Integrex Supply Chain Solutions LLC, Integrex Testing Systems LLC, HOMExperts LLC, Jefferson Holdings, Inc., Owens-Corning Fiberglas Technology Inc., Owens Corning HT, Inc., Owens-Corning Overseas Holdings, Inc., Owens Corning Remodeling Systems, LLC, and Soltech, Inc, the above-captioned debtors (collectively, the “Debtors” and, as reorganized entities after emergence, the “Reorganized Debtors”), together with the Asbestos Claimants’ Committee and the Future Claimants’ Representative, proposed the Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-In-Possession (As Modified), dated July 10, 2006, as modified by the Modifications, as defined below (as it may be further modified hereafter, the “Plan”);2

WHEREAS, on June 19, 2006, the Bankruptcy Court entered the Order: (1) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject Joint Plan of Reorganization; (2) Approving Forms of Ballots; (3) Approving Form of Notices; and (4) Establishing Record Date for Voting Purposes Only (D.I. 18074) (as supplemented by the Rights Offering Subscription Procedures Order (as defined below), the “Solicitation Procedures Order”), by which the Bankruptcy Court, among other things, established procedures for the solicitation and tabulation of votes to accept or reject the Plan;

[2]	Capitalized terms and phrases used but not otherwise defined herein have the meanings given to them in the Plan. The rules of interpretation set forth in Section I.C of the Plan apply to the Findings of Fact and Conclusions of Law (the “Findings and Conclusions”), which are being entered concurrently herewith, and to this Order (this “Confirmation Order”). In addition, in accordance with Section I.A of the Plan, any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, has the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

A copy of the Plan (without the exhibits thereto) is attached hereto as Exhibit A and incorporated herein by reference.

WHEREAS, on July 10, 2006, the Bankruptcy Court entered the Order Approving the (A) Rights Offering Subscription Procedures; (B) Form of Certain Subscription Documents; (C) Fixing of Rights Participation Amounts; and (D) Supplementation of the Plan Voting/Solicitation Procedures (D.I. 18342) (the “Rights Offering Subscription Procedures Order”), by which the Bankruptcy Court, among other things, established procedures for the subscription of Rights pursuant to the Rights Offering;

WHEREAS, on July 11, 2006, the Bankruptcy Court entered the Order (1) Approving the Disclosure Statement and (2) Establishing Notice and Objection Procedures for Confirmation of the Plan (D.I. 18348) (the “Disclosure Statement Order”), by which the Bankruptcy Court, among other things, approved the Disclosure Statement With Respect to the Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-In-Possession (As Modified), dated July 10, 2006 (as amended or modified, the “Disclosure Statement”) and scheduled a hearing to consider Confirmation of the Plan to commence on September 18, 2006 at 9:00 a.m., prevailing Eastern time (the “Confirmation Hearing”);

WHEREAS, affidavits of service were executed by Omni Management Group, LLC (“Omni”) and Financial Balloting Group LLC (“FBG”) with respect to the mailing of notice of the Confirmation Hearing and solicitation materials in respect of the Plan in accordance with the Solicitation Procedures Order and the Disclosure Statement Order (collectively, the “Affidavits of Service”) and were filed with the Bankruptcy Court on August 24, 2006 (D.I. 18964 and 18965, respectively);

WHEREAS, the Affidavit of Katherine Kinsella Regarding Plan Notification Program (D.I. 19175) (the “Publication Affidavit”) was filed with the Bankruptcy Court on September 11, 2006, regarding inter alia, the publication of the notices approved by the Bankruptcy Court in certain magazines and newspapers as set forth in the Solicitation Procedures Order;

WHEREAS, Omni, the Court-appointed solicitation and tabulation agent in respect of the Plan, filed (a) the Certification of Eric R. Schwarz of Omni Management Group LLC With Respect to the Tabulation of Votes on the Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-In-Possession (As Modified) (D.I. 19185) (the “Omni Voting Declaration”) on September 11, 2006 and (b) the Certification of Eric R. Schwarz of Omni Management Group LLC With Respect to the Tabulation of Asbestos Votes on the Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-In-Possession (As Modified) (D.I. 19257) (the “Omni Asbestos Voting Declaration” and, together with the Omni Voting Declaration, the “Omni Voting Declarations”) on September 15, 2006;

WHEREAS, FBG filed its Certification of Jane Sullivan With Respect to the Tabulation of Votes on Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-in-Possession (As Modified) (the “FBG Voting Declaration”) on September 11, 2006 (D.I. 19184);

WHEREAS, as indicated in the Omni Voting Declarations and the FBG Voting Declaration, every Impaired Class populated by Claims entitled to vote on the Plan, voted to accept the Plan, as follows:

Description of Class	Class Designation
Convenience Claims (all Debtors)	A3 through K3
Bondholders Claims	A5
OCD General Unsecured Claims	A6-A
OCD General Unsecured/Senior Indebtedness Claims	A6-B
General Unsecured Claims (all Debtors other than OCD)	B6 through U6
OC Asbestos Personal Injury Claims and Integrex Asbestos Personal Injury Claims	A7, I7
FB Asbestos Personal Injury Claims	B8
Intercompany Claims (all Debtors)	A10 through U10
Subordinated Claims	A11
Existing OCD Common Stock	A12-A

WHEREAS, objections to Confirmation of the Plan (collectively, the “Objections”) were filed by: Texas Comptroller of Public Accounts (D.I. 19055); Zurich International (Bermuda) Ltd. (D.I. 19065); State of Ohio on behalf of the Ohio Environmental Protection Agency Ohio (D.I. 19071); United States of America, on behalf of the Internal Revenue Service (D.I. 19074); Trade-Debt.Net, Inc. (D.I. 19078); Pinal County (D.I. 19084); County of Comal, City of Waco, La Vega Independent School District (D.I. 19087); United States Trustee (D.I. 19088); Ennis ISD, City of Ennis and Channelview ISD (D.I. 19096); Schultze Asset Management, LLC (D.I. 19097); Ad Hoc Committee of Certain Preferred and Equity Security Holders (D.I. 19098); Kensington International Limited and Springfield Associates, LLC (D.I. 19099); Dallas County, Harris County/City of Houston, Houston Independent School District, Irving Independent School District and McLennan County (D.I. 19100); Scott and Scott, Ltd. (D.I. 19103); DICE, Inc. (D.I. 19105); Joel Ackerman (D.I. 19107); Elaine L. Chao, the Secretary of the United States Department of Labor (D.I. 19110); Pacific Employers Insurance Company (D.I. 19122); Continental Casualty Company (D.I. 19138);

WHEREAS, on August 17, 2006, the Debtors filed the Modifications, Dated August 17, 2006, to the Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-In-Possession (As Modified) (D.I. 18858) (the “August 17 Modifications”); on September 11, 2006, the Debtors filed the Modifications, Dated September 11, 2006, to the Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-In-Possession (As Modified) (D.I. 19193) (the “September 11 Modifications”); on September 14, 2006, the Debtors filed the Technical Modification, Dated September 14, 2006, to the Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-In-Possession (As Modified) (D.I. 19232) (the “September 14 Modification”); and on September 15, 2006, the Debtors filed the Technical Modifications, Dated September 15, 2006, to Certain Exhibits and Schedules to the Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-In-Possession (As Modified) (D.I. 19248) (the “September 15 Modifications,” together with the August 17 Modifications, the September 11 Modifications and the September 14 Modification, the “Modifications”);

WHEREAS, on August 17, 2006, pursuant to the terms of the Plan, the Debtors filed certain Schedules and Exhibits to the Plan (together with the August 17 Modifications, the “Plan Supplement Materials”);

WHEREAS, all creditors and interest holders that received Solicitation Packages pursuant to the Solicitation Procedures Order were given notice by first-class, United States mail, postage pre-paid, that the Plan Supplement Materials would be filed on or before August 17, 2006, and that such Plan Supplement Materials could be obtained either through written request to Omni or from the Debtors’ web-site, www.ocplan.com.

WHEREAS, on September 11, 2006 the Debtors filed a memorandum of law in support of Confirmation of the Plan and in response to certain of the Objections (D.I. 19183) (the “Memorandum of Law”);

WHEREAS, the declarations of Michael H. Thaman (D.I. 19188), Stephen K. Krull (D.I. 19186), Robert S. Kost (D.I. 19187) and James J. McMonagle (D.I. 19173), together with various exhibits and attachments thereto, were submitted in support of the Plan (collectively, the “Declarations”);

WHEREAS, the Bankruptcy Court has reviewed the Plan, the Disclosure Statement, the Disclosure Statement Order, the Solicitation Procedures Order, the Omni Voting Declarations, the FBG Voting Declaration, the Affidavits of Service, the Publication Affidavit, the Objections, the Memorandum of Law, the Declarations and the other papers before the Bankruptcy Court in connection with the confirmation of the Plan;

WHEREAS, the Bankruptcy Court (1) heard the statements of counsel in support of confirmation and (2) considered the Declarations submitted into evidence, all as reflected in the record made at the Confirmation Hearing;

WHEREAS, the Bankruptcy Court has considered all evidence submitted at the Confirmation Hearing;

WHEREAS, the Bankruptcy Court has taken judicial notice of the papers and pleadings on file and prior Court hearings in these chapter 11 cases;

WHEREAS, the Bankruptcy Court has separately entered the Findings and Conclusions, including the findings that (i) the Bankruptcy Court and the District Court have jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334, (ii) this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2), (iii) each of the Debtors was and is qualified to be a debtor under section 109 of the Bankruptcy Code, and (iv) venue of the Chapter 11 Cases in the United States Court for the District of Delaware was proper as of the Petition Date, pursuant to 28 U.S.C. § 1408, and continues to be proper; and

WHEREAS, the Findings and Conclusions establish just cause for the relief granted herein;

THE BANKRUPTCY COURT HEREBY ORDERS THAT:

I.	GENERAL PROVISIONS REGARDING CONFIRMATION OF THE PLAN AND APPROVAL OF PLAN-RELATED DOCUMENTS.

A.	MODIFICATIONS TO THE PLAN.

The Modifications to the Plan are deemed to be either technical changes or clarifications that do not adversely change the treatment of the Claim of any creditor of the Debtors or have been consented to by the entities affected thereby and approved in all respects. Accordingly, the Debtors are authorized to take any and all steps and actions necessary to implement or effectuate any of the transactions or other matters set forth in the Modifications to the Plan.

B.	CONFIRMATION OF THE PLAN.

The Plan and each of its provisions (whether or not specifically approved herein) and all exhibits and schedules thereto are CONFIRMED in each and every respect, pursuant to section 1129 of the Bankruptcy Code. If there is any direct conflict between the terms of the Plan or any exhibit thereto and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.

C.	CONDITIONS TO CONFIRMATION AND CONSUMMATION OF THE PLAN.

Nothing in this Confirmation Order or in the Findings and Conclusions shall in any way affect the provisions of Sections 12.2 and 12.3 of the Plan, which include provisions regarding (1) the conditions precedent to the Effective Date of the Plan and (2) the waiver of any such conditions. If a condition to the occurrence of the Effective Date set forth in Section 12.2 of the Plan cannot be satisfied, and the occurrence of such condition is not waived in writing by the parties set forth in Section 12.3 of the Plan, then the Plan and the Confirmation Order shall be deemed null and void. Upon the satisfaction or waiver of the conditions contained in Section 12.2 of the Plan and the occurrence of the Effective Date, substantial consummation of the Plan, within the meaning of section 1127 of the Bankruptcy Code, is deemed to occur.

D.	EFFECTS OF CONFIRMATION.

In accordance with section 1141(a) of the Bankruptcy Code and Section 14.14 of the Plan, subject to Section I.C of this Confirmation Order and notwithstanding any otherwise applicable law, immediately upon the entry of this Confirmation Order, the terms of the Plan and this Confirmation Order shall be binding upon all Persons, including the Debtors, the Reorganized Debtors, any and all holders of Claims, Demands or Interests (irrespective of whether such Claims or Interests are impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Plan), any and all non-Debtor parties to executory contracts and unexpired leases with any of the Debtors and any and all Persons who are parties to or are subject to the settlements, compromises, releases, waivers, discharges and injunctions described herein, and in the Findings and

Conclusions or in the Plan and the respective heirs, executors, administrators, trustees, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, guardians, successors or assigns, if any, of any of the foregoing.

E.	APPROVAL, MODIFICATION AND EXECUTION OF PLAN-RELATED DOCUMENTS.

1. The Plan, all exhibits and schedules thereto, substantially in the form as they exist at the time of the entry of this Confirmation Order, including, without limitation, the Rights Offering Documents, the Collar Agreements, the Registration Rights Agreements, and the documents relating to the Asbestos Personal Injury Trust, and each of the other Plan-Related Documents (as such capitalized term is defined in Section IV.A of this Confirmation Order) are ratified and approved in all respects. All relevant parties, including the Debtors and the Asbestos Personal Injury Trustees, shall be authorized, without further action by the Bankruptcy Court, to enter into and effectuate, to the extent applicable, and perform under the Plan-Related Documents, notwithstanding that the efficacy of such documents may be subject to the occurrence of the Effective Date or some date thereafter as contemplated by and under the Restructuring Transactions.

2. The Debtors are hereby authorized to amend or modify the Plan at any time prior to the substantial consummation of the Plan, but only in accordance with section 1127 of the Bankruptcy Code and Section 14.4 of the Plan. In addition, without the need for a further order or authorization of the Bankruptcy Court or further notice to any Persons, but subject to the express provisions of this Confirmation Order and Section 14.4 of the Plan, the Debtors shall be authorized and empowered to make modifications to the documents filed with the Bankruptcy Court, including exhibits and schedules to the Plan or documents forming part of the evidentiary record at the Confirmation Hearing, as well as the other Plan-Related Documents, consistent with the terms of such documents in their reasonable business judgment as may be necessary.

3. OCD’s rights and obligations under the Collar Agreements shall be, and shall be deemed to be, assigned to the Asbestos Personal Injury Trust on the Effective Date pursuant to and in accordance with the terms and conditions of the Collar Agreements, except to the extent otherwise provided in such Collar Agreements. On the Effective Date, OCD shall assign, and shall be deemed to have assigned, to Reorganized OCD, and Reorganized OCD shall assume, and shall be deemed to have assumed, OCD’s rights and obligations under the Registration Rights Agreements and OCD’s rights and obligations under the Collar Agreements (except that Reorganized OCD shall not assume the rights and obligations assigned to the Asbestos Personal Injury Trust under the Collar Agreements); provided, however, that any such assignment and assumption shall be subject to the terms of any amendments or modifications of the Collar Agreements executed prior to the Effective Date in accordance with Section I.E.4 below.

4. In furtherance of the transactions contemplated by the Plan, including the Collar Agreements, the Registration Rights Agreements and the Restructuring Transactions, the parties to the Collar Agreements and the Registration Rights Agreements, the Asbestos Claimants’ Committee and the Future Claimants’ Representative shall use their best efforts, and the Court is advised that such parties have agreed to use their best efforts, to make appropriate conforming modifications to the Collar Agreements and the Registration Rights Agreements in accordance with their terms to reflect the corporate structure contemplated by the Restructuring Transactions and the Plan as soon as practicable and no later than October 30, 2006.

II.	CLAIMS BAR DATES AND OTHER CLAIMS MATTERS.

A.	GENERAL BAR DATE PROVISIONS FOR ADMINISTRATIVE CLAIMS.

All requests for payment of an Administrative Claim (other than as set forth in Sections 3.1 and 14.1 of the Plan and Section II.B below) shall be filed with the Bankruptcy Court and served on the United States Trustee and counsel for the Debtors at the addresses set forth in Section 14.17 of the Plan not later than forty-five (45) days after the Effective Date. Unless the United States Trustee, Debtors or Reorganized Debtors object to an Administrative Claim within forty-five (45) days after receipt, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the United States Trustee, Debtors or Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim; provided, however, that the United States Trustee, Debtors or Reorganized Debtors, as applicable, and the applicant may resolve such objection by stipulation, without further action of the Bankruptcy Court. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

B.	BAR DATE FOR PROFESSIONAL FEE CLAIMS.

All final requests for compensation or reimbursement of the fees of any professional employed in the Chapter 11 Cases pursuant to Section 327 or 1103 of the Bankruptcy Code or otherwise, including the professionals seeking compensation or reimbursement of costs and expenses relating to services performed after the Petition Date and prior to and including the Effective Date in connection with the Chapter 11 Cases, pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors, the Unsecured Creditors’ Committee, the Asbestos Claimants’ Committee, the Future

Claimants’ Representative and the advisors to the Bondholders’ and trade creditors’ sub-committee prior to the Effective Date, and Claims for making a substantial contribution under sections 503(b)(3)(D) and/or 503(b)(4) of the Bankruptcy Code, including any requests by the Ad Hoc Equity Holders’ Committee and the Ad Hoc Bondholders’ Committee or their respective professionals for reimbursement of reasonable fees and expenses pursuant to the terms of the Plan, shall be filed and served on the Reorganized Debtors and their counsel not later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting professional or other entity not later than twenty (20) days after the date on which the applicable application for compensation or reimbursement was served, or, in the case of the United States Trustee, not later than sixty (60) days after the date on which the applicable application for compensation or reimbursement was served; provided, however, that, in lieu of such twenty (20) day (or sixty (60) day, in the case of the United States Trustee) objection deadline, the following protocol shall apply to the fee auditor appointed in these Chapter 11 Cases (the “Fee Auditor”):

(i) if the Fee Auditor has any questions for any applicant, the Fee Auditor may communicate such questions in writing to the applicant in an initial report (the “Initial Report”) within forty-five (45) days after the date on which the applicable application for compensation or reimbursement was served on the Fee Auditor;

(ii) any applicant who receives an Initial Report and wishes to respond thereto shall respond within fifteen (15) days after the date of the Initial Report and shall serve upon the Fee Auditor via e-mail a response in an electronic format such as Microsoft Word, WordPerfect, or Excel, but not Adobe Acrobat;

(iii) within seventy-five (75) days after the date on which the applicable application for compensation or reimbursement was served on the Fee Auditor, the Fee Auditor shall file with the Court a final report (the “Final Report”) with respect to each such application for compensation or reimbursement; and

(iv) within fifteen (15) days after the date of the Final Report, the subject applicant may file with the Court a response to such Final Report.

C.	BAR DATE FOR REJECTION DAMAGES CLAIMS.

If the rejection by a Debtor, pursuant to the Plan, of an executory contract or unexpired lease results in a Claim, or any party to a contract or lease that expired before the date of the Confirmation Hearing asserts a Claim relating in any way to such expired contract or lease, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a Proof of Claim is filed and served upon counsel to the Reorganized Debtors at the addresses set forth in Section 14.17 of the Plan, within thirty (30) days after service of the notice that the executory contract or unexpired lease has been rejected.

III.	APPROVAL OF EXECUTORY AND POST-PETITION CONTRACT AND UNEXPIRED LEASE PROVISIONS AND RELATED PROCEDURES.

A.	GENERAL APPROVAL

The executory and post-petition contract and unexpired lease provisions of Article VII of the Plan are specifically approved.

B.	ASSUMED CONTRACTS AND LEASES AND RELATED PROCEDURES

1. Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date, each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, and each post-petition contract and lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion pending before the Bankruptcy Court as of the Confirmation Date to assume or reject such contract or lease or (iv) is listed on Schedule IV to the Plan as being an executory contract or unexpired lease to be rejected. Moreover, except as otherwise provided in the Plan or an order of the Court entered prior to the Effective Date, as of the Effective Date, all of the Debtors’ post-petition contracts and leases entered into by one or more of the Debtors after the Petition Date shall be treated as though they are executory contracts or unexpired leases that are assumed under the Plan.

2. As of the effective time of an applicable Restructuring Transaction, any executory contract or unexpired lease (including any post-petition contract or lease treated as an executory contract) to be held by any Reorganized Debtor or any Affiliate or subsidiary of any Reorganized Debtor, including, without limitation, any Restructuring Affiliate, shall be deemed assigned and transferred to, and remain in full force and effect for the benefit of, the applicable entity pursuant to section 105, 365 and 1123 of the Bankruptcy Code, as applicable, notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and 365(f) of the Bankruptcy Code) that restricts, prohibits or requires any third-party consent for such assignment or transfer, or that enables or requires termination of such contract or lease. The applicable assignee’s remaining obligations arising from each such assumed executory contract or unexpired lease (including any post-petition contract or lease treated as an executory contract) shall be limited solely to, from the Effective Date and thereafter, any future performance thereunder and obligations arising therefrom.

3. Each Reorganized Debtor and Affiliate or subsidiary of any Reorganized Debtor, including, without limitation, each Restructuring Affiliate, that is assuming a contract or lease pursuant to the Plan, or to which a contract or lease is being assigned pursuant to the Plan or the Restructuring Transactions, has provided “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or assumed and assigned.

4. This Confirmation Order constitutes, and shall be deemed to constitute, an order of the Bankruptcy Court under sections 365 and 1123 of the Bankruptcy Code, as applicable, approving the contract and lease assumptions and assignments described above and in the Plan, as of the Effective Date and, to the extent contemplated by or under the Restructuring Transactions, after the Effective Date. The procedures for assumption of an executory contract or unexpired lease shall be as follows:

(i) After the entry of the Confirmation Order, the Debtors shall serve upon each party to an executory contract or unexpired lease (including any post-petition contract or lease treated as an executory contract) being assumed pursuant to the Plan notice of: (a) the contract or lease being assumed or assumed and assigned; (b) the amount of the proposed Cure, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; and (c) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure;

(ii) Any entity wishing to object to (i) the proposed assumption of an executory contract or unexpired lease (including any post-petition contract or lease treated as an executory contract) under the Plan or (ii) the proposed amount of the related Cure must file and serve on counsel to the Debtors a written objection setting forth the basis for the objection within 20 days of service of the notice described in Section III.B.3(i) above;

(iii) If no objection to the proposed assumption or proposed amount of the related Cure is properly filed and served prior to the objection deadline with respect to an executory contract or unexpired lease (including any post-petition contract or lease treated as an executory contract): (a) the proposed assumption of the executory contract or unexpired lease shall be approved in accordance with the Plan and Confirmation Order, effective as of the Effective Date, without further action of the Bankruptcy Court; and (b) the amount of Cure identified by the Debtors in the notice shall be fixed and shall be paid in accordance with the Plan on or after the Effective Date, without further action of the Bankruptcy Court, to the appropriate contract or lease party identified on the notice;

(iv) If an objection to the proposed assumption or amount of Cure is properly filed and served prior to the objection deadline with respect to an executory contract or unexpired lease (including any post-petition contract or lease treated as an executory contract), the Debtors or Reorganized Debtors, as applicable, and the objecting party may resolve such objection by stipulation, without further action of the Bankruptcy Court; and

(v) If an objection to the proposed assumption or amount of Cure is properly filed and served prior to the objection deadline with respect to an executory contract or an unexpired lease (including any post-petition contract or lease treated as an executory contract) and the parties are unable to resolve such objection: (i) the Debtors or Reorganized Debtors may file a reply to such objection no later than 30 days after the filing and service of such objection and ask the Bankruptcy Court to schedule a hearing on the particular objection and the related reply at an appropriate time; or (ii) the Debtors or Reorganized Debtors, as applicable, may designate the executory contract or unexpired lease underlying such objection for rejection pursuant to Section 7.4 of the Plan and amend Schedule IV to the Plan accordingly.

5. The Cure amounts associated with each executory contract and unexpired lease (including each post-petition contract and lease treated as an executory contract) to be assumed pursuant to the Plan shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtors or the assignee of a Debtor assuming such contract or lease, if any: (x) by payment of the Cure amounts in Cash on or after the Effective Date or (y) on such other terms as are agreed to by the parties to such executory contract or unexpired lease. If there is a dispute regarding the nature or amount of any Cure, then Cure will occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

C.	REJECTED CONTRACTS AND LEASES

On the Effective Date, each executory contract and unexpired lease that is listed on Schedule IV to the Plan, shall be, and hereby is, rejected pursuant to section 365 of the Bankruptcy Code.

D.	ASSUMPTION OF INDEMNIFICATION OBLIGATIONS

Any and all Indemnification Obligations shall be deemed to be, and shall be hereby treated as though they are, executory contracts that are assumed by the applicable Debtor and Reorganized Debtor pursuant to section 365 of the Bankruptcy Code under the Plan as of the Effective Date, and such obligations shall, and shall be deemed to, survive confirmation of the

Plan, remain unaffected by the Plan and shall not be discharged or impaired by the Plan, irrespective of whether the indemnification or reimbursement obligation is owed in connection with an event occurring before, on or after the Petition Date, except as may otherwise be provided in Schedule XVII to the Plan; provided, however, that, except as otherwise provided in the Plan, indemnification obligations that are not Indemnification Obligations shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected pursuant to section 365 of the Bankruptcy Code as of the Effective Date.

E.	INSURANCE POLICIES CONSIDERED TO BE EXECUTORY CONTRACTS

1. Section 7.7(a) of the Plan regarding the assumption of insurance policies and agreements is hereby approved in all respects, consistent with, among other things, the provisions in Sections IV.G.2 and 3 of this Order. Without limiting the foregoing, and in accordance with the Plan, to the extent that any of the insurance policies issued to, or insurance agreements entered into by, the Debtors prior to the Petition Date (including, without limitation, any policies covering directors’ or officers’ conduct) do not constitute executory contracts, then such insurance policies and agreements shall continue in effect in accordance with their terms after the Effective Date. To the extent that any of the insurance policies issued to, or insurance agreements entered into by, the Debtors prior to the Petition Date (including, without limitation, any policies covering directors’ or officers’ conduct) are considered to be executory contracts, then, notwithstanding anything contained in Section 7.1 or 7.3 of the Plan to the contrary, with the exception of those set forth on Schedule XI to the Plan in accordance with Section 7.7(b) of the Plan, and, subject to the occurrence of the Effective Date, the assumption by the Reorganized Debtors of each such policy and agreement shall be, and is hereby, approved and authorized in all respects pursuant to section 365(a) of the Bankruptcy Code, and this Bankruptcy Court hereby finds that each such assumption is in the best interest of each Debtor, its Estate, and all parties in interest in the Chapter 11 Cases. Unless otherwise determined by this Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are or shall be required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy or agreement.

2. To the extent that any or all of the insurance policies and agreements set forth on Schedule XI to the Plan are considered to be executory contracts, then, notwithstanding anything contained in Section 7.1 or 7.3 of the Plan to the contrary, the rejection by the respective Debtor of such policies and agreements set forth on Schedule XI shall be, and is hereby, approved and authorized in all respects pursuant to section 365(a) of the Bankruptcy Code, and this Bankruptcy Court hereby finds that each such rejected insurance policy or agreement set forth on Schedule XI is burdensome and that the rejection thereof is in the best interest of each Debtor, its estate, and all parties in interest in the Chapter 11 Cases.3

3. The Asbestos Personal Injury Trust shall be obligated to honor and respect the benefits and protections, including, without limitation, the release and injunctive protections, conferred upon Affiliated FM and Allianz by the Affiliated FM Settlement Agreement and the Allianz Settlement Agreement, respectively, as if the Asbestos Personal Injury Trust were a signatory thereto. The express references to Affiliated FM and Allianz in the preceding sentence shall not give rise to any inference that other settling insurers are not entitled to similar protections.

[3]	This paragraph shall be deemed to have no force and effect if Plan Schedule XI remains blank.

IV.	MATTERS RELATING TO IMPLEMENTATION OF THE PLAN.

A.	ACTIONS IN FURTHERANCE OF THE PLAN.

1. Pursuant to sections 1123 and 1142 of the Bankruptcy Code, section 303 of the Delaware General Corporation Law and any comparable provisions of the business corporation law of any other state (collectively, the “Reorganization Effectuation Statutes”), without further action by the Bankruptcy Court or the stockholders, members, managers or board of directors of any Debtor, Reorganized Debtor or Restructuring Affiliate, each of the Debtors, the Reorganized Debtors and the Restructuring Affiliates, as well as the Chairman of the Board, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Chief Operating Officer, Executive Vice President, Senior Vice President, any Vice President or any other appropriate officer of the appropriate Debtor, Reorganized Debtor or Restructuring Affiliate (collectively, the “Responsible Officers”), is hereby authorized to: (a) take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order and the transactions contemplated thereby or hereby, including, without limitation, each of the Restructuring Transactions, each of the other transactions identified in Article V of the Plan and each of the transactions contemplated by or referenced in the Plan-Related Documents; and (b) enter into, execute and deliver, assign, adopt or amend, as the case may be, the Plan-Related Documents in accordance with their terms. For purposes of this Confirmation Order, “Plan-Related Documents” shall include all contracts, instruments, releases, agreements and documents related to, or necessary to implement, effectuate and consummate, the Plan, including, but not limited to, (a) each of the Restructuring Documents, as defined below; (b) each of the Amended and Restated Certificate of Incorporation of Owens Corning, the Amended and Restated Bylaws of Owens Corning, and the new or amended certificates of incorporation and bylaws or comparable constituent documents of the other Reorganized

Debtors; (c) each of the Rights Offering Documents; (d) the Trust Registration Rights Agreement; (e) each of the Collar Agreements; (f) each of the Class A11 Warrants and the Class A12-A Warrants; (g) the Plan Support Agreement; (h) each of the Contingent Note, the Trust Note and the Trust Stock Pledge; (i) each of the agreements and documents to be executed and delivered in connection with the Asbestos Personal Injury Trust, including, without limitation, the Asbestos Personal Injury Trust Agreement; and (j) each of the Exit Facility and the Senior Notes, and all other contracts, instruments, agreements and documents to be executed and delivered by any Debtor, Reorganized Debtor or Restructuring Affiliate in connection therewith.

2. To the extent that, under applicable non-bankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the stockholders or directors of any of the Debtors or Reorganized Debtors, this Confirmation Order shall, pursuant to sections 1123(a)(5) and 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the directors and stockholders of the appropriate Debtor or Reorganized Debtor.

3. The approvals and authorizations specifically set forth in this Confirmation Order are non-exclusive and are not intended to limit the authority of any Debtor or Reorganized Debtor or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order, the Plan-Related Documents or the transactions contemplated thereby or hereby. In addition to the authority to execute and deliver, adopt or amend, as the case may be, the contracts, instruments, releases and other agreements, including, without limitation, the Plan-Related Documents, specifically granted in this Confirmation Order, each of the Debtors and the Reorganized Debtors is authorized and empowered, without further action in the Bankruptcy Court or further action or consent by its directors, managers, trustees, members or stockholders, to take any and all such actions as any of its Responsible Officers may determine are necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order, the Plan-Related Documents or the transactions contemplated thereby or hereby.

B.	RESTRUCTURING TRANSACTIONS

1. Pursuant to section 303 of Title 8 of the Delaware Code and other appropriate provisions of applicable state laws governing corporations or other legal entities and sections 1123 (including, without limitation, sections 1123(a)(5)(B), (a)(5)(C) and (a)(5)(J)), 1141 and 1142(b) of the Bankruptcy Code, the Debtors and, as the case may be, the Reorganized Debtors and the Restructuring Affiliates are hereby authorized: (i) to enter into each of the Restructuring Transactions and any other related transactions or modifications to the Restructuring Transactions that the Reorganized Debtors believe may be necessary or appropriate to effectuate the purposes of the Plan and the Restructuring Transactions, provided, however, that such transactions or modifications do not materially affect the Restructuring Transactions as a whole or do not affect the capital structure of Reorganized OCD or Reorganized Owens Corning; and (ii) to take any and all steps and other actions as the Debtors or, as the case may be, the Reorganized Debtors and the Restructuring Affiliates deem necessary or appropriate to effectuate such Restructuring Transactions (or related transactions or modifications), as contemplated by Section 5.6 and Schedule XX of the Plan, and in accordance with the applicable terms of the Plan and this Confirmation Order, without any further action in or by the Bankruptcy Court or any other court, tribunal, agency or administrative proceeding, any further action or consent by its directors, managers, trustees, members, stockholders or any other third parties, or any other notice, action, court order or process of any kind.

2. The Debtors, the Reorganized Debtors and the Restructuring Affiliates, as appropriate, are authorized to execute and deliver such contracts, instruments, agreements and documents (collectively, the “Restructuring Documents”) to make such filings under state law or other applicable law and to take such other actions as any of the Responsible Officers may determine to be necessary, appropriate or desirable to effect the transactions contemplated by Section IV.C.1 of this Confirmation Order.

3. Each of the Responsible Officers and the Secretary and any Assistant Secretary of each Debtor or Reorganized Debtor are authorized to execute, deliver, file and have recorded the Restructuring Documents and to take such other actions on behalf of such Debtor or Reorganized Debtor as such person may determine to be required under state law or any other applicable law in connection with the Restructuring Transactions, and the Secretary and any Assistant Secretary of each Debtor or Reorganized Debtor are authorized to certify or attest to any of the foregoing actions. The execution and delivery or filing of any such Restructuring Document or the taking of any such action shall be deemed conclusive evidence of the authority of such person so to act.

4. Each federal, state and local governmental agency or department is authorized and directed to accept the filing of any Restructuring Document. This Confirmation Order is declared to be in recordable form and shall be accepted by any filing or recording officer or authority of any applicable governmental authority or department without any further orders, certificates or other supporting documents.

C.	DIRECTORS AND OFFICERS OF REORGANIZED OCD

1. The appointment of the initial members of the Reorganized OCD Board, as set forth in Section 5.18(a)(i) of the Plan and Schedule XIX to the Plan (as such was modified or supplemented at or prior to the Confirmation Hearing), as of and immediately following the Effective Date, is hereby approved; provided, however, that the appointment to the Reorganized OCD Board of the two designees named by the Asbestos Claimants’ Committee and the Future Claimants’ Representative shall occur no earlier than one Business Day after the Reserved New OCD Shares are issued and delivered to the Asbestos Personal Injury Trust pursuant to the Plan, and the appointment of the Asbestos Claimants’ Committee’s designated director and the Future Claimants’ Representative’s designated director to the Reorganized OCD Board shall automatically occur one Business Day after the Reserved New OCD Shares are issued and delivered to the Asbestos Personal Injury Trust without any requirement of further action by the Reorganized OCD Board or shareholders of Reorganized OCD.

2. The appointment of the initial officers of Reorganized OCD, as set forth in Section 5.18(b) of the Plan and Schedule XIX to the Plan (as such was modified or supplemented at or prior to the Confirmation Hearing), as of and immediately following the Effective Date, is hereby approved.

D.	COMPENSATION AND BENEFIT PROGRAMS

1. Except and to the extent previously assumed or rejected by an order of the Bankruptcy Court, on or before the Confirmation Date, but subject to the occurrence of the Effective Date, all employee compensation and benefit programs of the Debtors as amended or modified, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed except for (i) executory contracts or plans specifically rejected pursuant to the Plan, and (ii) executory contracts or plans as have previously been rejected, are the subject of a motion to reject or have been specifically waived by the beneficiaries of any plans or contracts; provided, however, that the Debtors are hereby authorized to pay all “retiree benefits” (as defined in section 1114(a) of the Bankruptcy Code).

2. OCD, Reorganized OCD and any other Reorganized Debtor whose employees are covered by the Merged Plan shall, and are hereby authorized to, assume and continue the Merged Plan, satisfy the minimum funding standards pursuant to 26 U.S.C. § 412 and 29 U.S.C. § 1082, and administer the Merged Plan in accordance with its terms and the provisions of ERISA. Nothing in the Plan shall be construed in any way as discharging, releasing or relieving the Debtors or the Debtors’ successors, including the Reorganized Debtors, or any party, in any capacity, from liability imposed under any law or regulatory provision with respect to the Merged Plan or Pension Benefit Guaranty Corporation.

3. On the Effective Date, Reorganized OCD shall be authorized to adopt the Management and Director Arrangements, and each of the designated officers, directors and employees of Reorganized OCD and the other Reorganized Debtors shall be entitled to receive the benefits provided under such Management and Director Arrangements on the terms and conditions provided for therein. On the Effective Date, Reorganized OCD shall be authorized to adopt the Employee Arrangements, and all eligible employees of Reorganized OCD and its Affiliates shall be entitled to receive the benefits provided under such Employee Arrangements on the terms and conditions provided for therein. Effective as of the Effective Date, Reorganized OCD shall be authorized to enter into any employee benefit plans, compensation plans, stock plans or related instruments necessary or appropriate to implement such Management and

Director Arrangements and Employee Arrangements without further action by the Bankruptcy Court or the stockholders, members, managers or board of directors of any Debtor, Reorganized Debtor or Restructuring Affiliate and without any further notice or process whatsoever.

E.	APPROVAL OF EXIT FACILITY AND SENIOR NOTES ISSUANCE

Without further action by the Court or the directors, managers, trustees, partners, members and stockholders of any Reorganized Debtor or further notice to any entities, each applicable Reorganized Debtor is authorized, as of the Effective Date, to (i) execute, deliver, file and record (x) that certain Credit Agreement, to be entered into by and among Reorganized OCD, Citibank, N.A., as Administrative Agent, and the Lenders from time to time party thereto, among other parties (the “Exit Facility Credit Agreement”), (y) such other contracts, instruments, agreements, guaranties or other documents executed or delivered in connection with the Exit Facility Credit Agreement, and (z) any indenture or other contracts, instruments, agreements or documents as any of the Responsible Officers of such Reorganized Debtor may determine are necessary, appropriate or desirable in connection with the issuance of the Senior Notes (collectively, together with the documents described in clause (y) above, the “Other Exit Facility Documents”), (ii) perform all of its obligations under the Exit Facility Credit Agreement and the Other Exit Facility Documents, and (iii) take all such other actions as any of the Responsible Officers of such Reorganized Debtor may determine are necessary, appropriate or desirable in connection with the consummation of the transactions contemplated by the Exit Facility Credit Agreement and the Other Exit Facility Documents.

F.	CREATION OF ASBESTOS PERSONAL INJURY TRUST.

1. On the Effective Date, the Asbestos Personal Injury Trust shall be created in accordance with the Plan and the Asbestos Personal Injury Trust Agreement. The Asbestos

Personal Injury Trust and the Asbestos Personal Injury Trustees are authorized and empowered to receive the property to be transferred to the Asbestos Personal Injury Trust pursuant to Sections 3.3(f)(iii) and 3.4(d)(iii) of the Plan.

2. Pursuant to the Reorganization Effectuation Statutes, as applicable, and other appropriate provisions of applicable state laws governing corporations or other legal entities and section 1142(b) of the Bankruptcy Code, without further action by the Bankruptcy Court or the directors, managers, partners, members or stockholders of any Reorganized Debtor or further notice to any entities, the Reorganized Debtors are authorized and directed to execute, deliver and perform their obligations under the Asbestos Personal Injury Trust Agreement and to execute, deliver, file and record all such other contracts, instruments, agreements or documents and take all such other actions as any of the Responsible Officers of the Reorganized Debtors may determine are necessary, appropriate or desirable in connection therewith. The Asbestos Personal Injury Trust Agreement, as in effect on the Effective Date, shall be substantially in the form of Exhibit D to the Plan. The Asbestos Personal Injury Trust Distribution Procedures shall be substantially in the form of Exhibit D-1.

G.	TRANSFERS OF PROPERTY TO AND ASSUMPTION OF CERTAIN LIABILITIES BY THE ASBESTOS PERSONAL INJURY TRUST.

1.	Transfer of Books and Records to the Asbestos Personal Injury Trust.

a. As described in Section 10.3(c) of the Plan, on the Effective Date, or as soon thereafter as is practicable, at the sole cost and expense of the Asbestos Personal Injury Trust, and in accordance with written instructions provided to the Reorganized Debtors by the Asbestos Personal Injury Trust, the Reorganized Debtors shall transfer and assign, and shall use all commercially reasonable efforts to cause the trustee of the Fibreboard Insurance Settlement Trust to transfer and assign, to the Asbestos Personal Injury Trust all books and records of the Debtors and the Fibreboard Insurance Settlement Trust that pertain directly to Asbestos Personal Injury Claims that have been asserted against the Debtors and/or the Fibreboard Insurance Settlement Trust.

b. Pursuant to the Plan and this Confirmation Order, to the extent the Debtors or Reorganized Debtors provide any privileged books and records under Section 10.3(c) of the Plan, such transfer shall not result in the destruction or waiver of any applicable privileges pertaining to such books and records.

2.	Funding the Asbestos Personal Injury Trust.

The Reorganized Debtors shall fund the OC Sub-Account of the Asbestos Personal Injury Trust in accordance with Section 3.3(f)(iii) of the Plan and the FB Sub-Account of the Asbestos Personal Injury Trust in accordance with Section 3.4(d)(iii) of the Plan.

3.	Transfer of the OC Asbestos Personal Injury Liability Insurance Assets and the Existing Fibreboard Insurance Settlement Trust Assets.

a. Without limiting the generality of section IV.G.2 above, the Reorganized Debtors (i) shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account the OC Asbestos Personal Injury Liability Insurance Assets, on the Effective Date; (ii) shall, or shall use all commercially reasonable efforts to, cause the trustee of the Fibreboard Insurance Settlement Trust to irrevocably transfer and assign the Existing Fibreboard Insurance Settlement Trust Assets to the Asbestos Personal Injury Trust, for allocation to the FB Sub-Account, on the Effective Date or as soon as practicable thereafter; and (iii) shall execute and deliver, or will use all commercially reasonable efforts to cause the trustee of the Fibreboard Insurance Settlement Trust to execute and deliver, to the Asbestos Personal Injury Trust such documents as the Asbestos Personal Injury Trustees reasonably request in connection with the transfer and assignment of the Existing Fibreboard Insurance Settlement Trust Assets.

b. The transfer and assignment of the OC Asbestos Personal Injury Liability Insurance Assets and the Existing Fibreboard Insurance Settlement Trust Assets shall be, and shall be deemed to be, valid and enforceable, and binding upon all Persons, including the counterparties under any applicable insurance policies, pursuant to sections 541(c)(1) and 1123(a)(5)(B) of the Bankruptcy Code.

4.	Assumption of Certain Liabilities by the Asbestos Personal Injury Trust.

a. On the Effective Date, upon creation of the Asbestos Personal Injury Trust, the Asbestos Personal Injury Trust, in consideration of the property transferred to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account, and in furtherance of the purposes of the Asbestos Personal Injury Trust and the Plan, shall, and shall be deemed to, assume any and all obligations, liability and responsibility for any and all OC Asbestos Personal Injury Claims (regardless of whether such Claims are or may be asserted against OCD or any of the other Debtors), and each of the Debtors, the Reorganized Debtors and each of their respective Related Persons and property shall have no further financial or other obligation, responsibility or liability therefor whatsoever. On the Effective Date, the Asbestos Personal Injury Trust shall also assume, and shall be deemed to assume, any and all obligations, liability and responsibility for any premiums, deductibles, retrospective premium adjustments, security or collateral arrangements, and any other charges, costs, fees, setoffs, damages or expenses (if any) that become or may become due to any insurer in connection with (i) the OC Asbestos Personal Injury Liability Insurance Assets as a result of OC Asbestos Personal Injury Claims, (ii) asbestos-related personal injury claims against Persons insured under policies included in the OC

Asbestos Personal Injury Liability Insurance Assets by reason of any vendors’ endorsements, or (iii) the indemnification provisions of any settlement agreements that OC made prior to the Confirmation Date with any insurers, to the extent that those indemnity provisions relate to Asbestos Personal Injury Claims, and each of the Reorganized Debtors and its respective Related Persons and property shall have no further financial or other obligation, responsibility or liability for any of the foregoing.

b. On the Effective Date, upon creation of the Asbestos Personal Injury Trust, the Asbestos Personal Injury Trust, in consideration of the property transferred to the Asbestos Personal Injury Trust for allocation to the FB Sub-Account, and in furtherance of the purposes of the Asbestos Personal Injury Trust and the Plan, shall, and shall be deemed to, assume any and all obligations, liability and responsibility for any and all FB Asbestos Personal Injury Claims (regardless of whether such Claims are or may be asserted against Fibreboard or any of the other Debtors), and each of the Debtors, the Reorganized Debtors and each of their respective Related Persons and property shall have no further financial or other obligation, responsibility or liability therefor whatsoever.

5.	Indemnification by the Asbestos Personal Injury Trust.

The Asbestos Personal Injury Trust shall indemnify OC and the Reorganized Debtors for any expenses, costs, and fees (including reasonable attorneys’ fees and costs, but excluding any such expenses, costs and fees incurred prior to the Effective Date), judgments, settlements, or other liabilities arising from or incurred in connection with any action based upon, arising out of, or attributable to any Asbestos Personal Injury Claims, including, but not limited to, indemnification or contribution for such claims prosecuted against any of the Reorganized Debtors or their property. In addition, the Asbestos Personal Injury Trust shall fulfill any additional indemnification obligations set forth in the Asbestos Personal Injury Trust Agreement.

6.	Appointment of Asbestos Personal Injury Trustees.

The appointment of Harry Huge, D. LeAnne Jackson and Dean M. Trafelet, as the initial Asbestos Personal Injury Trustees, be, and hereby is approved. Effective on the Effective Date, the initial Asbestos Personal Injury Trustees shall serve as Asbestos Personal Injury Trustees in accordance with the terms of the Asbestos Personal Injury Trust Agreement.

7.	Appointment of TAC Members.

The appointment of Matthew Bergman, Russell W. Budd, John D. Cooney, James Ferraro, Theodore Goldberg, Steven Kazan, Joseph F. Rice, Armand J. Volta, Jr, and Perry Weitz as the initial members of the TAC be, and hereby is, approved. Effective on the Effective Date, the initial members of the TAC shall serve as members of the TAC in accordance with the terms of the Asbestos Personal Injury Trust Agreement.

8.	Appointment of Future Claimants’ Representative.

The appointment of James J. McMonagle as the initial Future Claimants’ Representative under the Asbestos Personal Injury Trust Agreement shall be, and hereby is, approved. Effective on the Effective Date, James J. McMonagle shall serve as the Future Claimants’ Representative in accordance with the terms of the Asbestos Personal Injury Trust Agreement.

H.	RELEASE OF LIENS.

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article III of the Plan, all mortgages, deeds of trust, liens or other security interests against the property of any Estate shall be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, shall revert to the applicable Reorganized Debtor and its successors and assigns and the former holder thereof shall, upon request of any Debtor (or Reorganized Debtor), execute such documents evidencing such release and discharge as such Debtor (or Reorganized Debtor) may reasonably request.

I.	EXEMPTIONS FROM TAXATION.

Pursuant to section 1146 of the Bankruptcy Code, (i) any transfers in the United States from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan, including, without limitation, the issuance, transfer or exchange of the New OCD Securities and the pledging of the Pledged Collateral pursuant to the Trust Stock Pledge, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and (ii) the appropriate state or local governmental officials or agents are hereby directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

J.	EXEMPTIONS FROM SECURITIES LAWS.

The issuance and distribution of any and all of (i) the New OCD Securities, including, without limitation, any and all of the Unsubscribed Shares, the Rights Offering Shares, the Reserved New OCD Shares, the Class A11 Warrants, the Class A12-A Warrants and any shares of New OCD Common Stock issued upon exercise or exchange of the Class A11

Warrants or the Class A12-A Warrants, (ii) the Rights (if, and to the extent, applicable), (iii) any and all New OCD Common Stock (or appropriate equivalent interests) and options to purchase shares of New OCD Common Stock granted under or in connection with the Employee Arrangements and Management and Director Arrangements, and (iv) any other stock, options, warrants, conversion rights, rights of first refusal or other related rights, contractual, equitable or otherwise, issued, authorized or reserved under or in connection with the Plan, shall be, and shall be deemed to be, exempt from registration under any applicable federal or state securities law to the fullest extent permissible under applicable non-bankruptcy law and under bankruptcy law, including, without limitation, section 1145 of the Bankruptcy Code. Moreover, pursuant to section 1145 of the Bankruptcy Code, section 4(2) of the Securities Act of 1933, or any other applicable state or federal securities law, the Rights, and the offering and sale of securities under the Rights Offering, shall be exempt from section 5 of the Securities Act of 1933 and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker dealer in, a security.

K.	DISTRIBUTION RECORD DATE

In accordance with Section 1.118 of the Plan, the Distribution Record Date for purposes of determining the holders of Allowed Claims and Existing OCD Common Stock that are entitled to distributions that are required to be made under the Plan on the Effective Date or as otherwise provided under the Plan shall be the first Business Day following the date of entry of the Confirmation Order by the clerk of the Bankruptcy Court. Except as and to the extent otherwise required by customary procedures of the DTC with respect to debt security claims, as of the close of business on the Distribution Record Date, the various transfer and claims registers for each of the classes of Claims as maintained by the Debtors, their respective agents or the Indenture Trustees shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims. The Debtors and the Reorganized Debtors shall have no obligation to recognize any transfer of the Claims occurring after the close of business on the Record Date. The Debtors, Reorganized Debtors and the Indenture Trustees shall be entitled to recognize and deal under the Plan only with those record holders stated on the transfer ledgers as of the close of business on the Record Date, to the extent applicable. Notwithstanding anything to the contrary set forth in the Plan or in this Confirmation Order, the Debtors, subject to the agreement of the Ad Hoc Committee of Preferred and Equity Security Holders and The Bank of New York as Trustee under the Indenture for the 6 1/2% Convertible Subordinated Debentures, may take such other and additional steps as they may deem appropriate to effectuate the distributions to holders of Class A11 Claims and Class A12-A interests.

L.	DELIVERY OF DOCUMENTS.

All entities holding Claims against or Interests in the Debtors that are treated under the Plan shall be, and they hereby are, directed to execute, deliver, file or record any document, and to take any action necessary to implement, consummate and otherwise effect the Plan in accordance with its terms, and all such entities shall be bound by the terms and provisions of all documents executed and delivered by them in connection with the Plan.

M.	CANCELLATION OF NOTES.

Except for purposes of evidencing a right to distributions under the Plan, as of the Effective Date, all notes, agreements and securities evidencing Claims and the rights of holders thereof thereunder shall be cancelled and deemed null and void and of no further force and effect, and the holders thereof shall have no rights, and such instruments shall evidence no rights.

V.	RELEASES AND EXCULPATION PROVISIONS.

Each of the Plan release, exculpation and injunction provisions as set forth in, among others, Sections 5.5, 5.16 and 5.17 of the Plan is hereby approved in all respects, is incorporated herein in its entirety, is so ordered and shall be immediately effective on the Effective Date of the Plan without further action or notice by the Bankruptcy Court, any of the parties to such releases or any other party. Without limiting the foregoing, it is hereby ordered, adjudged and decreed that:

1. Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, no Claimant Released Party or Released Party shall have or incur any liability to any Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, remedy, cause of action or liability or Interest or other right of an equity security holder, or any other party in interest, or any Person claiming by or through any of them, or any of their respective Related Persons, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating or implementing the Plan, the Disclosure Statement, any of the Restructuring Transactions (including, without limitation, any of the Restructuring Documents), any of the Rights Offering Documents (including, without limitation, any of the Subscription Documents), the Trust Registration Rights Agreement, the Collar Agreements, the Class A11 Warrants, the Class A12-A Warrants, the Plan Support Agreement or any of the other Plan-Related Documents, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan or the Rights Offering, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, each Claimant Released Party and Released Party in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

2. Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, notwithstanding any other provision herein, no Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, remedy, cause of action or liability or Interest or other right of an equity security holder, no person claiming by or through any of them, nor any of their respective Related Persons, shall have any Claim or right of action against any Claimant Released Party or any Released Party for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating or implementing the Plan, the Disclosure Statement, any of the Restructuring Transactions (including, without limitation, any of the Restructuring Documents), any of the Rights Offering Documents (including, without limitation, any of the Subscription Documents), the Trust Registration Rights Agreement, the Collar Agreements, the Class A11 Warrants, the Class A12-A Warrants, the Plan Support Agreement or any of the other Plan-Related Documents, solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the Rights Offering, the confirmation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and each Claimant Released Party and Released Party in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

3. Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and Reorganized Debtors and their respective Estates and each of their respective Related Persons shall be deemed to completely and forever release, waive, void, extinguish and discharge (1) any and all Released Actions (other than the rights to enforce the Plan and any right or obligation under the Plan, and the securities, contracts, instruments, releases, indentures and other agreements or documents delivered thereunder or contemplated thereby) that may be asserted by or on behalf of any of the Debtors or Reorganized Debtors or their respective Estates or any of their respective Related Persons against any of (i) the Released Parties, (ii) the DIP Agent and the holders of DIP Facility Claims, (iii) the Pre-petition Indenture Trustees, and (iv) the Persons who are Related Persons of Persons listed in clauses (ii)-(iii) above, and (2) any and all Avoidance Actions (including, without limitation, any NSP Avoidance Actions) not otherwise released in the foregoing clause (1), with the sole exception of those Avoidance Actions (if any) set forth on Schedule XIV to the Plan, which schedule does not and shall not be deemed to include any NSP Avoidance Actions. Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and the Debtors having made the Initial Bank Holders’ Distribution, for good and valuable consideration, to the fullest extent permissible under applicable law, the Debtors and Reorganized Debtors and their respective Estates and each of their respective Related Persons shall also be deemed to completely and forever release, waive, void, extinguish and discharge any and all Released Actions (other than the rights to enforce the Plan and any right or obligation under the Plan, and the securities, contracts, instruments, releases, indentures and other agreements or documents delivered thereunder or contemplated thereby) that may be asserted by or on behalf of any of the Debtors or Reorganized Debtors or their respective Estates or any of their respective Related Persons (including, without limitation, any and all Avoidance Actions), which have been brought, or may be brought, against any of the Bank Holders. Notwithstanding anything to the contrary set forth in the Plan, the Modifications, or this Confirmation Order, the release set forth in Section 5.16(a) of the Plan shall apply to former directors and officers of the Debtors to the extent such officers and directors served in such capacity on or after the Petition Date.

4. Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability that is discharged pursuant to the Plan or an Interest or other right of an equity security holder that is terminated pursuant to the Plan, and each of their respective Related Persons, shall be deemed to completely and forever release, waive, void, extinguish and discharge any and all Released Actions (other than the rights to enforce the Debtors’ or the Reorganized Debtors’ obligations under the Plan, and any right or obligation of such holder under the Plan, and the securities, contracts, instruments, releases, indentures and other agreements or documents delivered thereunder or contemplated thereby) that otherwise may be asserted against any of the Claimant Released Parties.

VI.	DISCHARGE AND INJUNCTIONS.

A.	DISCHARGE OF CLAIMS.

1. Except as otherwise provided in the Plan or in this Confirmation Order, all consideration distributed under the Plan and the treatment of the Claims thereunder shall be, and shall be deemed to be, in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities (other than Demands), or Interests or other rights of an equity security holder, relating to any of the Debtors or the Reorganized Debtors or their respective

Estates or property, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities (other than Demands), or Interests or other rights of an equity security holder, and upon the Effective Date, each of the Debtors and the Reorganized Debtors shall, and shall be deemed to, (i) be discharged under section 1141(d)(1)(A) of the Bankruptcy Code and released from any and all Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities or Interests or other rights of an equity security holder of any nature whatsoever, including, without limitation, liabilities that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt voted to accept the Plan and (ii) terminate all rights and interests of holders of OCD Interests; provided, however, that the discharge provided in respect of the Bank Holders’ Claims pursuant to clause (i) above shall become effective immediately upon the Debtors’ delivery of the Initial Bank Holders’ Distribution.

2. As of the Confirmation Date, except as otherwise provided herein or in the Plan, all Persons shall, and shall be deemed to, be enjoined and precluded from asserting against each of the Debtors, the Reorganized Debtors and their respective Related Persons and property any other or further Claims or other obligations, suits, judgments, damages, debts, Demands, rights, remedies, causes of action or liabilities or Interests or other rights of an equity security holder relating to any of the Debtors or the Reorganized Debtors or their respective Estates or property based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date; provided, however, that the foregoing shall apply to the Bank Holders immediately upon the Debtors’ delivery of the Initial Bank Holders’ Distribution. In accordance with the foregoing, except as otherwise provided herein or in the Plan, this Confirmation Order shall, and shall be deemed to, be a judicial determination of discharge of all Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities (other than Demands) or Interests or other rights of an equity security holder against each of the Debtors and the Reorganized Debtors and their respective Estates and property and the termination of all OCD Interests, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall, and shall be deemed to, void any judgment obtained against any of the Debtors or the Reorganized Debtors or their respective Estates or property at any time, to the extent that such judgment relates to a discharged Claim or terminated OCD Interest.

3. Pursuant to 11 U.S.C. § 1141(d)(1), the confirmation of the Plan shall not be deemed to discharge any liabilities to the Internal Revenue Service that may be due from the any of Debtors after the Petition Date and prior to the Confirmation Date. Should any such tax liabilities be determined by the Internal Revenue Service to be due from any of the Debtors, such liabilities shall be determined administratively or in a judicial forum in the manner in which such liabilities would have been resolved had the Chapter 11 Cases not been commenced. Any resulting liabilities shall be paid as if the Chapter 11 Cases had not been commenced.

B.	INJUNCTIONS.

1.	Issuance of the Asbestos Personal Injury Permanent Channeling Injunction.

Pursuant to section 524(g) of the Bankruptcy Code, the Asbestos Personal Injury Permanent Channeling Injunction, and Sections 3.3(f)(ii), 3.4(d)(ii) and 5.17(b) of the Plan, are hereby approved and authorized in all respects. Without limiting the foregoing, and in accordance with the Plan (including, without limitation, Section 5.17(b) thereof), effective immediately upon the Effective Date, it is hereby ordered, adjudged and decreed that any and all Persons shall be, and hereby are, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any Enjoined Action, or proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Asbestos Personal Injury Trust Agreement, including, without limitation, with respect to any Asbestos Personal Injury Claim or any Resolved Asbestos Personal Injury Claim against any of the Debtors, any of the Reorganized Debtors, any Protected Party or any property or interests in property of any Debtor, Reorganized Debtor or Protected Party, whether directly or indirectly, derivatively or otherwise, for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any Asbestos Personal Injury Claims or any Resolved Asbestos Personal Injury Claims (other than pursuant to the provisions of the Asbestos Personal Injury Trust Agreement or to enforce the provisions of the Plan). For purposes of this section VI.B.1, and pursuant to the Asbestos Personal Injury Permanent Channeling Injunction set forth in the Plan, “Enjoined Action” shall be deemed to include, under this Order and the Asbestos Personal Injury Permanent Channeling Injunction, any claim, demand, suit, proceeding or cause of action, whenever and wherever arising or asserted, whether sounding in tort, contract, warranty or any other theory of law, equity or admiralty, including, but not limited to: (i) the commencement, conduct, or continuation in any manner, directly or indirectly (including an action directly against a provider of insurance), of any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) the enforcement, attachment (including, without limitation, any prejudgment attachment), collection or seeking to recover any judgment, award, decree, or other order;

(iii) the creation, perfection or enforcement in any manner, directly or indirectly, of any Encumbrance; (iv) the setting off, seeking reimbursement of, contribution from, or subrogation against, or other recoupment in any manner, directly or indirectly, of any amount against any liability owed to any Protected Parties; and (v) the commencement or continuation, in any manner, in any place, of any action which, in any such case, does not comply with or is inconsistent with the provisions of the Plan.

2.	Protected Parties Under the Asbestos Permanent Channeling Injunction.

For purposes of section VI.B.1 of this Order above, and pursuant to the Asbestos Personal Injury Permanent Channeling Injunction set forth in the Plan, each of the following parties shall be deemed to constitute a “Protected Party” under this Order and the Asbestos Personal Injury Permanent Channeling Injunction:

a. any Debtor and its Related Persons, but, with respect to Related Persons, solely to the extent set forth on Schedule X to the Plan, including, without limitation, each of the Restructuring Affiliates;

b. any Reorganized Debtor and its Related Persons, but, with respect to Related Persons, solely to the extent set forth on Schedule X to the Plan;

c. any Person that, pursuant to the Plan or after the Effective Date becomes a joint venture affiliated party of or direct or indirect transferee of, or successor to, any assets of any of the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust (but only to the extent that liability is asserted to exist by reason of such Person’s becoming or being such a transferee or successor);

d. any Person that, pursuant to the Plan or after the Effective Date, makes a loan to any of the Reorganized Debtors or the Asbestos Personal Injury Trust or to a successor to, or transferee of, any assets of any of the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust, including, without limitation, any Person that makes a loan pursuant to the Exit Facility (but only to the extent that liability is asserted to exist by reason of such Person’s becoming or being such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired);

e. any Person to the extent such Person is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on any of the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust on account of Asbestos Personal Injury Claims by reason of one or more of the following:

(i)	such Person’s ownership of a financial interest in any of the Debtors or Reorganized Debtors, a past or present Affiliate of any of the Debtors or the Reorganized Debtors, or predecessor in interest of any of the Debtors or the Reorganized Debtors, but solely to the extent set forth on Schedule X to the Plan;

(ii)	such Person’s involvement in the management of any predecessor in interest of any of the Debtors or the Reorganized Debtors, but solely to the extent set forth on Schedule X to the Plan; or

(iii)	such Person’s service as an officer, director, or employee, or involvement in the management, of any of the Debtors, the Reorganized Debtors, or any Interested Party;

f. any past, present or future purchaser or other transferee of the assets or business, in whole or in part, or all of the outstanding capital stock, of any one or more of the Debtors, Reorganized Debtors, or past or present Affiliates of the Debtors or Reorganized Debtors, however effectuated, by operation of law or otherwise, and any Related Person of such purchaser or transferee, to the extent set forth in Schedule VI to the Plan and any direct or indirect purchaser or other transferee of the assets or business, in whole or in part, or all of the outstanding capital stock, of any one or more of the Debtors, Reorganized Debtors, an OC Person, FB Person or Restructuring Affiliate, which purchase or transfer occurs on or after the Effective Date, however effectuated, by operation of law or otherwise, and any Related Person of such purchaser or transferee, but, with respect to this subsection (vi), only to the extent that liability is asserted to exist by reason of such Person becoming or being such a purchaser, transferee or successor;

g. the Hartford Entities, to the extent set forth in the Hartford Settlement Agreement, with respect to the liability for any Asbestos Personal Injury Claims or any Resolved Asbestos Personal Injury Claims that arise out of or in connection with the Hartford Policies;

h. the Mt. McKinley Entities, to the extent set forth in the Mt. McKinley Settlement Agreement, with respect to the liability for any Asbestos Personal Injury Claims or any Resolved Asbestos Personal Injury Claims that arise out of or in connection with the Mt. McKinley Policies;

i. the AXA Entities, to the extent set forth in the AXA Settlement Agreement, with respect to the liability for any Asbestos Personal Injury Claims or any Resolved Asbestos Personal Injury Claims that arise out of or in connection with the AXA Policies;

j. the Affiliated FM Entities, to the extent set forth in the Affiliated FM Settlement Agreement, with respect to the liability for any Asbestos Personal Injury Claims or any Resolved Asbestos Personal Injury Claims that arise out of or in connection with the Affiliated FM Policy;

k. the AIG Company Entities, to the extent set forth in the AIG Companies Settlement Agreement, with respect to the liability for any Asbestos Personal Injury Claims or any Resolved Asbestos Personal Injury Claims that arise out of or in connection with the AIG Policies;

l. the Allianz Entities, to the extent set forth in the Allianz Settlement Agreement, with respect to the liability for any Asbestos Personal Injury Claims or any Resolved Asbestos Personal Injury Claims that arise out of or in connection with the Allianz Policies;

m. the Royal Entities, to the extent set forth in the Royal Settlement Agreement, with respect to the liability for any Asbestos Personal Injury Claims or any Resolved Asbestos Personal Injury Claims that arise out of or in connection with the Royal Policies;

n. the Century Entities, to the extent set forth in the Century Settlement Agreement, with respect to the liability for any Asbestos Personal Injury Claims or any Resolved Asbestos Personal Injury Claims that arise out of or in connection with the Century Policies; and

o. such other insurance companies, liquidators of insolvent insurance companies, and state guaranty associations, to the extent set forth in Schedule VII to the Plan, and with respect to liability for any Asbestos Personal Injury Claims or any Resolved Asbestos Personal Injury Claims, but only if and to the extent that any such insurance company, liquidator, or guaranty association has entered into a settlement agreement with one or more of the Debtors with respect to liability for Asbestos Personal Injury Claims or Resolved Asbestos Personal Injury Claims prior to the Effective Date, or such later date to which the Plan Proponents may agree, and such agreement expressly provides either for the payment by any such Person of insurance or other proceeds to the Asbestos Personal Injury Trust, whether directly or indirectly, for the comprehensive release of such Person’s further liability for Asbestos Personal Injury

Claims or Resolved Asbestos Personal Injury Claims or for such Person’s entitlement to the protection of the Asbestos Permanent Channeling Injunction in the Chapter 11 Cases as a Protected Party, provided further, for the avoidance of doubt, that no insurer or insurance-related entity shall be deemed to constitute a Protected Party to the extent that such insurer or entity either issued or has otherwise succeeded to responsibility for (as successor, liquidator, guaranty association, or otherwise) the policies listed in Schedule XVI to the Plan.

3.	General Injunctions Related to Discharge or Releases Granted Pursuant to the Plan.

a. In order to supplement, where necessary, the injunctive effect of the discharge as provided in section 1141 of the Bankruptcy Code, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under section 105(a) of the Bankruptcy Code, except as otherwise provided in the Plan or this Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, it is hereby ordered, adjudged and decreed that any and all Persons and any Person claiming by or through them, that have held, currently hold or may hold a Claim or other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability (other than a Demand) that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan shall be, and hereby are, permanently, forever and completely stayed, restrained, prohibited and enjoined from taking any Enjoined Action against any of the Released Parties or Claimant Released Parties whether directly or indirectly, derivatively or otherwise for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any such discharged Claim under the Plan or other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability (including, without limitation, any OC Asbestos Property

Damage Claim or any FB Asbestos Property Damage Claim), or terminated Interest under the Plan or right of an equity security holder on account of, or based on the subject matter of, any such discharged Claims, obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities or terminated Interests or rights of an equity security holder.

b. Except as otherwise provided in the Plan or in this Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, it is hereby ordered, adjudged and decreed that each Person that has held, currently holds or may hold a Claim that is released pursuant to Section 5.16 of the Plan or other obligation, suit, judgment, damages, debt, right, remedy, cause of action, liability, Interest or other right of an equity security holder released pursuant to Section 5.16 of the Plan, and each other party in interest and each of their respective Related Persons, shall be, and hereby is, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise on account of or based on the subject matter of any such released Claims or other released obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities or Interests or other rights of an equity security holder: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, to any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Encumbrance; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person released under

Section 5.16(a) or Section 5.16(b) of the Plan, as applicable; and (v) commencing or continuing in any manner, in any place, of any action, which in any such case does not comply with or is inconsistent with the provisions of the Plan; provided, however, that notwithstanding anything to the contrary set forth in the Plan, the Modifications, or this Confirmation Order, Sections 5.16(c) and 5.17(a) of the Plan and Sections VI(B)(3)(a) and (b) of this Confirmation Order shall not apply to any actions or proceedings brought by the IRS against any non-Debtor with respect to a matter for which such non-Debtor could otherwise be held liable under the Internal Revenue Code; provided further, however, that the IRS shall not bring an action or proceeding against any non-Debtor on account of such liability without first looking to OCD or Reorganized OCD for payment.

c. Pursuant to section 105(a) of the Bankruptcy Code, it is hereby ordered, adjudged and decreed that, to the fullest extent permissible under applicable law, each holder of a Bank Holders Claim shall be, and hereby is, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined pursuant to 11 U.S.C. §105(a) from taking any Enjoined Action against any of the Non-Debtor Subsidiaries or any of their property with respect to any obligations, liabilities or responsibilities whatsoever arising under or related to the 1997 Credit Agreement, any of the guaranties, instruments or other documents executed or delivered in connection therewith, or otherwise, effective immediately upon the Debtors’ delivery of the Initial Bank Holders’ Distribution; provided, however, that nothing in the Plan or this Confirmation Order shall prohibit the Bank Holders from disputing the final Allowed amount of the Bank Holders’ Claims as contemplated by Section 3.3(b)(ii)(A) of the Plan.

d. Pursuant to Section 105(a) of the Bankruptcy Code, it is hereby ordered, adjudged and decreed that the injunctions relating to the Hartford Entities, the Mt. McKinley Entities, the AIG Company Entities, the Affiliated FM Entities, the Allianz Entities and the Century Entities set forth in Section 5.16(d) of the Plan shall be, and hereby are, approved.

VII.	ISSUES RELATED TO PLAN AND OBJECTIONS TO CONFIRMATION.

A.	RESOLUTION OF ISSUES RELATED TO PLAN

Certain issues related to the Plan, regarding which no Objections were filed, were resolved by agreement between the parties, subject to the terms and conditions set forth below.

1.	Reinstatement of Claim by Central States.

a. Notwithstanding anything to the contrary in the Plan, any Claim or liability (including, without limitation, any liability or Claim for withdrawal liability under 29 U.S.C. §§ 1383 and 1385) against the Debtors or any third-party by Central States, Southeast and Southwest Area Pension Fund (“Central States”), a multi-employer plan as that term is defined by 29 U.S.C. § 1301(a)(3) (the “Central States Plan”), shall be left unimpaired, shall not be discharged and shall continue unaltered as if the Chapter 11 Cases had not been commenced; however, the unimpairment, non-discharge and continuation of the Claims of Central States under the Central States Plan shall not preclude the succession of any Reorganized Debtor or Restructuring Affiliate pursuant to the Restructuring Transactions to the performance of the obligations under the Central States Plan. No third-party shall be released from any liability or Claim that Central States may have against that third-party as a result of the Debtors’ participation in the Central States Plan.

b. Upon the occurrence of the Effective Date, Central States shall be deemed to have withdrawn the following claims without further order of, or application to, the Court: Claim Nos. 375, 376, 377, 378, 379, 380, 381, 382, 383, 384, 385, 386, 387, 388, 389, 390, 391 and 392. In addition, the scheduled claim of Central States for contributions in the amount of

$11,073.07 against Owens Corning shall be deemed amended to $0.00. The Claims Agent shall be, and hereby is, authorized and directed to modify the Claims Register consistent with the provisions of this Order. However, in the event that any of the Debtors, Reorganized Debtors or Restructuring Affiliates effect a withdrawal pursuant to 29 U.S.C. § 1383 or 1385 from Central States at or prior to the Effective Date, then Central States shall be permitted to file claims for withdrawal liability, and those claims shall be deemed to have been timely filed.

2.	Payment of DIP Facility Claims.

Notwithstanding anything to the contrary in the Plan, on the Effective Date, consistent with the terms of that certain Post-Petition Credit Agreement, dated December 8, 2000, by and among the financial institutions named therein, as the lenders, Bank of America, N.A., as the agent, and OCD and the Subsidiaries of OCD named therein, as the borrowers (as amended from time to time, the “DIP Credit Agreement”), the Commitments (as defined in the DIP Credit Agreement) under the DIP Credit Agreement shall be terminated, and the Debtors shall pay in full in Cash all of the outstanding Obligations (as defined in the DIP Credit Agreement) under the DIP Credit Agreement, including providing for the cancellation and return of all Letters of Credit (as defined in the DIP Credit Agreement) or the delivery of supporting Letters of Credit or Cash Collateral (as defined in the DIP Credit Agreement) with respect to such Letters of Credit in accordance with terms of the DIP Credit Agreement.

3.	Stipulation with WCI Communities, Inc.

On September 6, 2006, the Court entered an Order Approving Stipulation By and Between Exterior Systems, Inc. and WCI Communities, Inc. Regarding (A) WCI Communities, Inc.’s Motion for Allowance and Payment of Administrative Expenses with Respect to Exterior Systems, Inc. and (B) Plan Objection (the “Stipulation” and the “Approval Order”). All of the

rights, claims, remedies and defenses of WCI Communities, Inc. (“WCI”), against Exterior Systems, Inc. (“Exterior”), relating to the Project (as defined in the Stipulation), and all rights, claims, remedies and defenses of Exterior against WCI relating to the Project, and all of the terms and provisions of the Stipulation and the Approval Order, including, but not limited to, the security interest to be provided to WCI thereunder, are hereby preserved, shall survive confirmation of the Plan, and shall not be discharged, released, enjoined, stayed or otherwise affected by 1) any terms or provisions of the Plan, including, but not limited to, Section 14.2 relating to the administrative claims bar date, 2) confirmation or the Effective Date of the Plan, 3) the provisions of 11 U.S.C. § 1141, or 4) any other provision of this Confirmation Order, including, but not limited to, Section V.2 above.

4.	Allowance of Interests.

All Class A12-A Interests shall be, and shall be deemed to be, allowed for all purposes under the Plan, the Bankruptcy Code and the Bankruptcy Rules as of the Distribution Record Date.

5.	Post-Petition Interest for Certain Disputed Claims.

Notwithstanding anything to the contrary in the Plan, including Section 9.4(d) of the Plan, if a General Unsecured Claim in any of Classes B6 through U6 or a Convenience Claim in any of Classes B3 through U3 is or becomes Disputed, and subsequently becomes Allowed, then the holder of such Claim, to the extent Allowed, shall receive, and be entitled to receive, post-petition interest to the same extent and at the same interest rate as the other Claims in such Class that were Allowed as of the Effective Date.

B.	RESOLUTION OF CERTAIN OBJECTIONS TO CONFIRMATION.

Certain of the Objections to Confirmation, whether informal or filed, to the extent not satisfied by the Plan Modifications or by a separate agreement, are hereby resolved on the terms and subject to the conditions set forth below. The compromises and settlements contemplated by each such resolution to an Objection are fair, equitable and reasonable, are in the best interests of the Debtors and their respective Estates and creditors and are hereby expressly approved pursuant to Bankruptcy Rule 9019.

1.	Zurich International (Bermuda) Ltd.

The estimation of OC Asbestos Personal Injury Claims as set forth in the OCD Asbestos Personal Injury Estimation Order shall not be binding on, and shall have no collateral estoppel effect upon, Zurich International (Bermuda) Ltd. (“ZIB”) regarding the insurance coverage obligations of ZIB in any coverage dispute or coverage litigation (or alternative dispute resolution pursuant to the Wellington Agreement). Further, none of the Debtors, the Asbestos Claimants’ Committee, the Future Claimant’s Representative or the Asbestos Personal Injury Trust, nor any entities created pursuant to the Plan may argue or assert, in any court proceeding (or alternative dispute resolution pursuant to the Wellington Agreement) involving ZIB and issues related to insurance coverage, that any findings or conclusions contained in the OCD Asbestos Personal Injury Estimation Order or referenced in any decision, order, finding, conclusion or judgment of the Bankruptcy Court or the District Court (including the Confirmation Order) constitutes a judgment, adjudication, final order, settlement, or finding of liability binding upon any Debtor for any purpose concerning insurance coverage under any policies issued by ZIB for any Asbestos Personal Injury Claims. The District Court’s findings in the OCD Asbestos Personal Injury Estimation Order shall apply only to Plan confirmation issues and not to issues of insurance coverage, with respect to ZIB. ZIB’s objections to the Plan are hereby deemed withdrawn.

2.	Pacific Employers Insurance Company.

For purposes of this paragraph, “ACE Recent Policies” shall mean all policies of insurance issued to OCD by Pacific Employers Insurance Company and other members of the ACE group of companies (collectively “ACE”) prior to the Effective Date, which include policy periods in effect on or after January 1, 2000, but only with respect to policy periods (or portions of policy periods) in effect on or after January 1, 2000; and any insurance program, deductible, or similar agreements between OCD and ACE written in conjunction with any policy (or portion thereof) encompassed by this definition. Notwithstanding anything to the contrary in the Plan or this Order: (i) to the extent that any of the ACE Recent Policies do not constitute executory contracts, then such insurance policies and agreements shall continue in effect after the Effective Date according to their terms, conditions, limitations and exclusions; (ii) to the extent that any of the ACE Recent Policies are considered to be executory contracts, then, subject to the occurrence of the Effective Date, the assumption by the Debtors of each such ACE Recent Policy shall be, and hereby is, approved and authorized in all respects pursuant to Section 365(a) of the Bankruptcy Code, and this Bankruptcy Court hereby finds that each such assumption is in the best interest of each Debtor, its Estate, and all parties in interest in the Chapter 11 Cases; (iii) any and all ACE Recent Policies, including those issued post-petition, shall continue in effect after the Effective Date according to their terms, conditions, limitations and exclusions, subject to the Century Settlement Agreement; and (iv)the Reorganized Debtors shall have the rights and the obligations of the insureds thereunder, notwithstanding (1) whether the ACE Recent Policies are executory or not and therefore assumed or not, (2) whether the ACE Recent Policies were entered into pre- or post-petition, (3) the reorganized status of some or all of such insureds after the Effective Date, and (4) whether such rights and obligations arise before or after the Effective Date. With respect to any assumed ACE Recent Policies, no payments by the Debtors are or shall be required to cure any defaults of the Debtors existing as of the Confirmation Date.

3.	Ohio Environmental Protection Agency.

Nothing in the Plan or this Order shall, or shall be deemed to, release, discharge, nullify, enjoin or preclude the enforcement by the Ohio Environmental Protection Agency (the “Ohio EPA”) of any liability, in the appropriate court or administrative body, to which any entity, including but not limited to any Debtor and any Reorganized Debtor, would be subject as the owner and/or operator of property on or after the Effective Date under the environmental laws of the State of Ohio and/or federal environmental laws. To the extent that environmental liability exists under the environmental laws of the State of Ohio and/or federal environmental laws with respect to any property owned or operated by any entity, including but not limited to any Debtor and any Reorganized Debtor, as of the Effective Date, the consummation of any post-Effective Date Restructuring Transaction shall not relieve such entity of such environmental obligations to the extent such obligations are not otherwise relieved under law. Furthermore, nothing in the Plan or this Order shall, or shall be deemed to, release, discharge, nullify, enjoin or preclude the enforcement by the Ohio EPA of any liability, in the appropriate court or administrative body, that has arisen on or after the Effective Date under the environmental laws of the State of Ohio and/or federal environmental laws.

4.	Secretary of the United States Department of Labor.

Sections 5.16(b), 5.16(c) and 14.9 of the Plan and the provisions of the Confirmation Order providing for the release of non-Debtors, or an injunction on behalf of non-debtors, shall not apply to any actions or proceedings brought by the Secretary of Labor against non-debtors under the Employee Retirement Income Security Act of 1974, as amended.

5.	Various Taxing Authorities (Ennis ISD, et al.; County of Comal, et al.; Pinal County; and Dallas County, et al.).

Notwithstanding any language in the Plan to the contrary, Allowed Other Secured Tax Claims, once Allowed, shall be paid in full in Cash, together with interest at the applicable statutory rate, to be accrued from the Petition Date until the date of payment. Allowed Other Secured Tax Claims are to retain their Encumbrances securing their Allowed Other Secured Tax Claims pending payment. The Debtors shall pay the Allowed Other Secured Tax Claims on or as soon as is practicable after the Effective Date, or on or as soon as is practicable after such Other Secured Tax Claim becomes Allowed. Administrative Claims for postpetition taxes for state, county, city or other local governmental authorities are liabilities incurred by the Debtors in the ordinary course and the holders of such Administrative Claims shall not be required to file or serve any Claim or request for payment of such Claims under Section 14.2 of the Plan.

6.	Texas Comptroller of Public Accounts.

The Allowed Priority Tax Claim of the Texas Comptroller shall be paid in full, net of refunds of prepetition taxes as determined by tax audits, on or as soon as practicable after the Effective Date. In furtherance of the foregoing, the Texas Comptroller shall retain any rights of setoff against such refunds with respect to the full liability for Allowed Priority Tax Claims until the net amount is paid in full. To the extent that the payment is not made on the Effective Date, the Texas Comptroller shall be paid interest on any net amount due the Texas Comptroller until paid at the same rate as the applicable post-petition interest rate under theExit Facility.

7.	Internal Revenue Service.

Notwithstanding anything to the contrary contained herein or in the Plan, the manner in which the Priority Tax Claim of the Internal Revenue Service (“IRS”), designated as claim no. 6276 (as such claim may be amended and/or allowed by the Court, the “IRS Priority Claim”), shall be paid is as follows: (a) the IRS Priority Tax Claim shall be payable over six (6) years from the Effective Date, in equal quarterly payments, and shall bear interest from the Effective Date at the rate of 8.00% per annum, compounded daily; (b) the IRS shall promptly set off, against the amount due with respect to the IRS Priority Claim, the approximately $17 million tax refund due from the IRS to Owens Corning; (c) Owens Corning shall, on or about the Effective Date, procure for the IRS a letter of credit, in form and substance reasonably acceptable to the IRS, in the amount of $19 million (the “Letter of Credit”), which shall secure any defaults of Owens Corning with respect to its payment obligations on the IRS Priority Claim, as described herein; (d) upon Owens Corning’s provision of the Letter of Credit to the IRS, the IRS shall provide to Credit Suisse First Boston LLC (“CSFB”) written acknowledgement, in form and substance reasonably acceptable to CSFB, that CSFB’s Irrevocable Standby Letter of Credit No. TS-06000930 (the “CSFB LC”) is deemed cancelled, extinguished and terminated, to the extent not previously terminated, CSFB and the IRS shall execute and exchange mutual releases covering all claims arising from or related to the CSFB LC, and the IRS shall return the original CSFB LC to CSFB. Nothing contained herein shall prohibit Owens Corning from pre-paying some or all of the IRS Priority Claim. Nothing contained herein shall be deemed to be an allowance of the IRS Priority Claim, and the Debtors shall retain the right to contest some or all of the IRS Priority Claim in accordance with the provisions of the Plan, subject to the parties’ Closing Agreement. The Letter of Credit shall be subject to reduction in the event, due to payments or otherwise, the amount due with respect to the IRS Priority Claim declines below $19 million, and shall be subject to termination at the time the IRS Priority Claim is paid in full.

8.	Kensington and Springfield

The objection of Kensington and Springfield is resolved based upon the clarifications stated by Debtors’ counsel on the record.

C.	OVERRULING OF CERTAIN OBJECTIONS TO CONFIRMATION.

All Objections not otherwise addressed herein or previously withdrawn are hereby overruled for the reasons set forth on the record at the Confirmation Hearing and in Section II.J of the Findings and Conclusions.

VIII.	COMMITTEES AND FUTURE CLAIMANTS’ REPRESENTATIVE.

1. In accordance with Section 14.13(a) of the Plan, on the Effective Date, each of the Unsecured Creditors’ Committee and the Asbestos Claimants’ Committee shall dissolve, and its respective members shall, and shall be deemed to, be released and discharged from all duties and obligations arising from or related to the Chapter 11 Cases, except for the purpose of completing any matters, including, without limitation, litigation or negotiations, pending as of the Effective Date. The professionals retained by each of the Unsecured Creditors’ Committee, the Asbestos Claimants’ Committee and the Bondholders’ and trade creditors’ sub-committee, and the respective members thereof, shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except (i) as authorized in the preceding sentence or (ii) to the extent such services are rendered in connection with the hearing on final allowances of compensation pursuant to section 330 of the Bankruptcy Code.

2. In accordance with Section 14.13(b) of the Plan, on the Effective Date, the existence of the Future Claimants’ Representative and his rights to ongoing reimbursement of expenses and the rights of his professionals to ongoing compensation and reimbursement of expenses shall continue after the Effective Date only for (i) the purposes set forth in the Asbestos Personal Injury Trust Agreement and the annexes thereto, (ii) the purposes of completing any matters, including, without limitation, litigation or negotiations, pending as of the Effective Date, and shall otherwise terminate on the Effective Date, and (iii) services rendered in connection with the hearing on final allowances of compensation pursuant to section 330 of the Bankruptcy Code. The compensation and reimbursement of expenses described in clause (i) of the immediately preceding sentence shall be paid by the Asbestos Personal Injury Trust, and the compensation and reimbursement of expenses described in clauses (ii) and (iii) of the immediately preceding sentence shall be paid by the Debtors’ estates.

IX.	RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT AND THE DISTRICT COURT.

A.	RETENTION OF EXCLUSIVE JURISDICTION BY THE BANKRUPTCY COURT AND THE DISTRICT COURT.

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the District Court, together with the Bankruptcy Court to the extent of any reference made to it by the District Court and the Reference Order, shall, and shall be deemed to, retain exclusive jurisdiction, to the fullest extent permissible, over any and all matters arising out of, under or related to, the Chapter 11 Cases or the Plan, including, without limitation, jurisdiction over each of the matters described in Sections 13.1(a) through 13.1(y) of the Plan. To the extent that it is not legally permissible for either the District Court or the Bankruptcy Court to have exclusive jurisdiction over any of the matters described in Section 13.1 of the Plan, the District Court and the Bankruptcy Court shall have nonexclusive jurisdiction over such matters to the extent legally permissible or as otherwise provided in Section 13.1 of the Plan. In any event, (i) the resolution of Asbestos Personal Injury Claims and the forum in which such resolution will be determined will be governed by and in accordance with the Asbestos Personal Injury Trust Distribution Procedures and the Asbestos Personal Injury Trust Agreement, and (ii) the Bankruptcy Court and/or the District Court shall have concurrent rather than exclusive jurisdiction with respect to disputes relating to rights under insurance policies issued to OCD that are included in the OC Asbestos Personal Injury Liability Insurance Assets.

B.	CONTINUED REFERENCE TO THE BANKRUPTCY COURT.

Notwithstanding entry of this Confirmation Order and/or the occurrence of the Effective Date, the reference to the Bankruptcy Court pursuant to the Reference Order shall continue, but subject to any modifications or withdrawals of the reference specified in this Confirmation Order, Reference Order, Case Management Order or other Order of the District Court; provided, however, that nothing in the Plan, the Reference Order or other Order shall, or shall be deemed to, affect the procedures established pursuant to the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures.

X.	NOTICE OF ENTRY OF CONFIRMATION ORDER.

A. Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtors or the Reorganized Debtors are directed to serve, within 10 days after the occurrence of the Effective Date, a notice of the entry of this Confirmation Order, which shall include notice of the bar dates established by the Plan and this Confirmation Order, the issuance of the Asbestos Personal Injury Permanent Channeling Injunction and notice of the Effective Date, substantially in the form of

Exhibit B attached hereto and incorporated herein by reference (the “Confirmation Notice”), on all parties that received notice of the Confirmation Hearing, including, without limitation, the various counsel to holders of Asbestos Personal Injury Claims; provided, however, that the Debtors or the Reorganized Debtors are directed to serve the Confirmation Notice directly on those holders of Asbestos Personal Injury Claims that received Solicitation Packages directly from the Debtors pursuant to the terms of the Solicitation Procedures Order.

B. As soon as practicable after the entry of this Confirmation Order, the Debtors shall make copies of this Confirmation Order and the Confirmation Notice available on the Debtors’ website.

C. No later than 20 Business Days after the Effective Date, the Reorganized Debtors are directed to publish the version of the Confirmation Notice attached hereto as Exhibit C once in the national editions of The Wall Street Journal, The New York Times, USA Today and the Toledo Blade. The Debtors are authorized to pay all fees associated with the publication program described in this paragraph to Kinsella/Novak Communications, Ltd., which will coordinate publication of the Confirmation Notice for the Reorganized Debtors.

D. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court, shall be paid on the Effective Date or as soon as practicable thereafter. All post-confirmation and post-Effective Date fees that are due and payable shall be paid by the Reorganized Debtors until the Chapter 11 Cases are closed pursuant to section 305(a) of the Bankruptcy Code.

XI.	REPORT AND RECOMMENDATION TO THE DISTRICT COURT

To the extent required under 28 U.S.C. § 157(d), this Court hereby reports to the District Court and recommends that the District Court enter an order issuing and affirming this

Confirmation Order, including, without limitation, the Asbestos Personal Injury Permanent Channeling Injunction set forth in the Plan and sections VI.B.1 and VI.B.2 of this Confirmation Order pursuant to section 524(g)(3) of the Bankruptcy Code.

THIS ORDER IS HEREBY DECLARED TO BE IN RECORDABLE FORM AND SHALL BE ACCEPTED BY ANY RECORDING OFFICER FOR FILING AND RECORDING PURPOSES WITHOUT FURTHER OR ADDITIONAL ORDERS, CERTIFICATIONS OR OTHER SUPPORTING DOCUMENTS.

Dated: 9/26, 2006	/s/ Judith K. Fitzgerald
UNITED STATES BANKRUPTCY JUDGE